Exhibit 5.1

May 3, 2006

Western Goldfields, Inc.1575
Delucchi Lane, Suite 116
Reno, Nevada 89502

Ladies and Gentlemen:

        We have acted as special counsel to Western Goldfields, Inc., an Idaho corporation (the “Company”), in connection with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale from time to time of an aggregate of 40,804,334 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), to certain investors named therein. Of the 40,804,334 shares of Common Stock being registered, 25,699,334 shares of Common Stock are currently issued and outstanding, 13,605,000 shares of Common Stock are issuable upon the exercise of common stock warrants (the “Common Warrants”), 1,000,000 shares of Common Stock are issuable upon conversion of the Company’s Series “A-1” Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and 500,000 shares of Common Stock are issuable upon conversion of Preferred Stock issuable upon exercise of warrants to purchase Preferred Stock (the “Preferred Warrants”)

        In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date; (ii) copies of resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the Common Warrants, the Preferred Stock and the Preferred Warrants; (iii) executed copies of the agreements relating to the Common Warrants and the Preferred Warrants; (iv) the Registration Statement, and all exhibits thereto; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

        Based upon and subject to the foregoing, it is our opinion that (i) the 25,699,334 shares of Common Stock currently outstanding are legally issued, fully paid and non-assessable shares of Common Stock; (ii) the 13,605,000 shares of Common Stock, upon exercise of the Common Warrants and payment of the exercise price in accordance with the terms thereof, will be legally issued, fully paid and non-assessable shares of Common Stock; (iii) the 1,000,000 shares of Common Stock, upon the conversion of the Preferred Stock, will be legally issued, fully paid and non-assessable shares of Common Stock and (iv) the 500,000 shares of Common Stock, upon the conversion of the Preferred Stock issuable upon the exercise of the Preferred Warrants and payment of the exercise price in accordance with the terms thereof, will be legally issued, fully paid and non-assessable shares of Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.

        This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the effective date of the Registration Statement and which may alter, affect or modify the opinion expressed herein.

Very truly yours,
/s/ Troutman Sanders LLP
TROUTMAN SANDERS LLP